SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Western Asset Managed Municipals Fund Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMPORTANT NOTICE

PLEASE VOTE NOW FOR THE MERGER

Shareholder Approval is Required

Western Asset Intermediate Muni Fund Inc. (“SBI”)

Western Asset Municipal Partners Fund Inc. (“MNP”)

Western Asset Managed Municipals Fund Inc. (“MMU”)

Dear Valued Stockholder:

Time is running short; the joint special meeting of shareholders of SBI, MNP and MMU (the “Funds”) (the “Special Meeting”) is rapidly approaching! You recently received proxy materials relating to the proposals to be voted on at the Special Meeting which will be held at 280 Park Avenue, New York, New York 10017 on July 14, 2023 at 10:00 a.m. (Eastern Time). You are receiving this REMINDER notice because you held shares in one or more of the Funds on the record date and we have not received your vote. Please help us avoid adjournments, phone calls, costs, and additional mailings by promptly voting your shares. The Board of Directors of each Fund believes that the proposals that the stockholders of its Fund are being asked to vote upon are in the best interests of its respective Fund and its shareholders and unanimously recommends that you vote “FOR” such proposals.

It is important that you vote, no matter how large or small your holdings may be.

Please vote YOUR proxy TODAY by using one of the EASY voting options below:

Vote Online	Vote by Phone	Vote by Mail

by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions	by calling the toll-free number on the enclosed proxy card or voting instruction form and following the instructions	by completing and returning your executed proxy card or voting instruction form in the postage paid envelope provided

We greatly appreciate your time and your investment in the Western Funds.

If you have any questions concerning the proposals, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-888-867-6963.

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting https://www.proxy-direct.com/fnk-33279 or by calling Georgeson, the Funds’ proxy solicitor toll free at 1-888-867-6963.